As filed with the Securities and Exchange Commission on July 25, 2005
     Post Effective Amendment No. 3 to Registration Statement No. 333-52444
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------


                   POST-EFFECTIVE AMENDMENT NO. 3 TO FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                         TRAVELCENTERS OF AMERICA, INC.

                         (Exact Name of Each Registrant
                          as Specified in its Charter)

                   Delaware                             36-3856519
         (State or Other Jurisdiction of             (I.R.S. Employer
          Incorporation or Organization)           Identification Number)

                                 --------------

                       24601 Center Ridge Road, Suite 200
                            Westlake, Ohio 44145-5639
                            Telephone: (440) 808-9100
               (Address, including Zip Code, and Telephone Number,
       including Area Code, of Registrant's Principal Executive Offices)

                                 --------------

                                  Steven C. Lee
                       Vice President and General Counsel
                         TravelCenters of America, Inc.
                       24601 Center Ridge Road, Suite 200
                            Westlake, Ohio 44145-5639
                            Telephone: (440) 808-9100
            (Name, Address, including Zip Code, and Telephone Number,
                   including Area Code, of Agent for Service)

                                 --------------

                        Copies of all correspondence to:
                            Rise B. Norman, Esq.
                         Simpson Thacher & Bartlett LLP
                              425 Lexington Avenue
                          New York, New York 10017-3954
                            Telephone: (212) 455-2000
                                 --------------


     Approximate Date of Commencement of Proposed Sale to the Public: Not applicable.

     If the only securities being registered on this form are being offered pursuant to dividend or reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or reinvestment plans, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


===============================================================================

                          DEREGISTRATION OF SECURITIES

     On December 21, 2000, TravelCenters of America, Inc. (the "Registrant") filed a Registration Statement on Form S-1 (Registration No. 333-52444) (the "Registration Statement"), as amended by a Pre-Effective Amendment No. 1 filed on January 18, 2001, a Post-Effective Amendment No. 1 filed on March 30, 2001 and a Post-Effective Amendment No. 2 on Form S-3 filed on April 1, 2002 with the U.S. Securities and Exchange Commission, for

     o the resale of up to 570,000 initial warrants to purchase 207,874 shares of common stock of the Registrant (the "Common Stock") and 190,000 contingent warrants to purchase 69,291 shares of Common Stock;

     o the issuance and sale of 207,874 shares of Common Stock upon exercise of the initial warrants and 69,291 shares of Common Stock upon exercise of the contingent warrants; and

     o an indeterminable number of shares of Common Stock, if any, as may be issuable from time to time as required by adjustments to the warrants (collectively, the "Securities").

     Pursuant to the undertaking made by the Registrant as required by Item 512(a)(3) of Regulation S-K, the Registrant files this Post-Effective Amendment No. 3 to the Registration Statement and hereby deregisters all securities registered pursuant to the Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westlake, State of Ohio, on the 22nd day of July, 2005.

                                       TRAVELCENTERS OF AMERICA, INC.
                                       Registrant

                                       By: /s/ James W. George
                                          Name:   James W. George
                                          Title:  Executive Vice President,
                                                    Chief Financial Officer
                                                    and Secretary

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 3 to the Registration Statement has been signed on the 22nd day of July, 2005 by the following persons in the capacities indicated.

            Signature                                   Title

By:             *                        Chairman of the Board of Directors
   -----------------------------
   Edwin P. Kuhn


By: /s/ Timothy L. Doane                 President and Chief Executive Officer
   -----------------------------            (Principal Executive Officer)
   Timothy L. Doane


By:  /s/ James W. George                 Executive Vice President, Chief
   -----------------------------           Financial Officer and Secretary
   James W. George                         (Principal Financial Officer and
                                           Principal Accounting Officer)

By:             *                        Director
   ----------------------------
   Robert J. Branson

By: /s/  Michael Greene                  Director
   ----------------------------
   Michael Greene

By:             *                        Director
   ----------------------------
   Steven B. Gruber

By:             *                        Director
   ----------------------------
   Louis J. Mischianti

By:             *                        Director
   ----------------------------
   Rowan G. P. Taylor

*By: /s/ James W. George
   ----------------------------
         James W. George
       as Attorney-In-Fact